UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2022

AIRGAIN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37851	95-4523882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive Suite 150
San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 579-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AIRG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This 8-K/A is being filed to include the signature of the Registrant's officer which was inadvertently omitted in the original filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Inducement Award Plan Amendment and Awards

On October 17, 2022, the board of directors of Airgain, Inc. (the “Company”) approved an amendment (the “Inducement Plan Amendment”) to the Airgain, Inc. 2021 Employment Inducement Incentive Award Plan (the “Inducement Plan”) to increase the shares of the Company’s common stock reserved for issuance thereunder from an aggregate of 300,000 shares to an aggregate of 700,000 shares.

Appointment of Chief Financial Officer

Effective October 17, 2022, the board of directors of the Company appointed Michael Elbaz as the Company’s Chief Financial Officer and Secretary. Upon his appointment, Mr. Elbaz will replace Jacob Suen, the Company’s President and CEO, as principal financial and accounting officer for filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, effective as of October 17, 2022.

Prior to joining the Company, Mr. Elbaz, age 58, was the Vice President of Finance at Cohu, Inc., a public semiconductor equipment company, a position he held from October 2019 until October 2022. Previously, Mr. Elbaz was the Vice President of Finance at AMN Healthcare Services, Inc., a public healthcare solutions company, from February 2012 to October 2019. He also served as the Vice President of Finance and Chief Accounting Officer at Conexant Systems, Inc., a public semiconductor company from February 2009 to June 2011. Prior to 2009, Mr. Elbaz held various finance leadership positions at NextWave Wireless Inc. and Conexant Systems, Inc. He holds a Bachelor of Science in Business Administration from California State University, Chico and a Master of Business Administration from San Diego State University.

There are no family relationships between Mr. Elbaz and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the commencement of his employment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Elbaz, dated October 17, 2022, pursuant to which he will receive an annual base salary of $315,000 and will be eligible to receive an annual incentive bonus at an initial target of 60% of his annual base salary. Mr. Elbaz’ annual bonus for 2022 will be prorated to reflect the portion of the year during which he is employed and will be paid in the form of fully vested shares of common stock under the Company’s 2016 Incentive Award Plan. Mr. Elbaz will also be eligible to receive a one-time sign-on bonus, paid in the form of fully vested shares of common stock, in the amount equal to $220,000 less the annual bonus payable to him for 2022, which shares will be issued at the time annual bonuses for 2022 are paid and will be granted under the Inducement Plan (the “Sign-On Bonus Shares”). Mr. Elbaz is also entitled to participate in all employee benefit plans, programs and arrangements maintained by the Company and made available to employees generally and to receive reimbursement for all reasonable and necessary business expenses incurred on behalf of the Company.

Pursuant to the Employment Agreement, in connection with the commencement of his employment on October 17, 2022, Mr. Elbaz received stock options to purchase up to 86,978 shares of the Company’s common stock under the Inducement Plan. The stock options have an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. The stock options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant, and 1/48th of the original number of shares subject to the options vesting on each one-month period thereafter, subject to Mr. Elbaz’s continued service to the Company through the applicable vesting dates. The stock options have a term of ten years from the date of grant. In addition, pursuant to the terms of the Employment Agreement, in connection with the commencement of his employment on October 17, 2022, Mr. Elbaz received 46,974 restricted stock units (“RSUs”) under the Inducement Plan. The RSUs will vest over a four-year period in equal installments on each of November 15, 2023, 2024, 2025 and 2026, subject to Mr. Elbaz’s continued service to the Company through the applicable vesting dates. The stock options and RSUs shall become fully vested in connection with certain qualifying terminations of service within 60 days prior to or following a change in control of the Company, as described in the Employment Agreement.

Also pursuant to the Employment Agreement, in connection with the commencement of his employment on October 17, 2022, Mr. Elbaz received 17,448 “target” performance stock units (“PSUs”). Up to 150% of the target PSUs will be eligible to vest based on both stock price appreciation and revenue objectives over a performance period ending on March 31, 2025, subject to certain service-based vesting requirements. The PSUs will be eligible to vest upon a change of control based on the performance criteria met at the time of the change in control.

The options, RSUs, PSUs and the Sign-On Bonus Shares were approved by Airgain’s board of directors, including a majority of the independent directors, as required by Nasdaq Rule 5635(c)(4), and will be granted as an inducement material to his entering into employment with Airgain in accordance with Nasdaq Rule 5635(c)(4).

Pursuant to the Employment Agreement, if the Company terminates Mr. Elbaz’s employment without cause (as defined in the Employment Agreement) or he resigns for good reason (as defined in the Employment Agreement), in addition to the payment of his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled (the “Accrued Obligations”), he will be entitled to the following severance and benefits, subject to his execution of a release of claims against the Company: (1) a lump sum cash payment in an amount equal to (i) 12 months of his annual base salary as in effect immediately prior to the date of termination, plus (ii) his target bonus for the calendar year during which his date of termination occurs calculated as of the date of termination, prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination, and (2) the continuation of his health insurance coverage pursuant to COBRA at the Company’s expense for a period of 12 months following the date of termination. In addition, in the event of a termination without cause or resignation for good reason within 12 months following a change in control (as defined in the Employment Agreement), in addition to the payment of all Accrued Obligations, Mr. Elbaz will be entitled to receive the following severance and benefits, subject to his execution of a release of claims against the Company: (1) a lump sum cash payment in an amount equal to (i) 12 months of his annual base salary as in effect immediately prior to the date of termination, plus (ii) his full target bonus for the calendar year during which such date of termination occurs; and (2) the continuation of his health insurance coverage pursuant to COBRA at the Company’s expense for a period of 18 months following the date of termination.

If Mr. Elbaz is terminated as a result of his death or following his permanent disability, in addition to the payment of all Accrued Obligations, he or his estate, as applicable, is entitled to a lump sum cash payment in an amount equal to his earned bonus for the calendar year during which his date of termination occurs calculated as of the date of termination, prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination.

The foregoing descriptions of the Inducement Plan Amendment and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Inducement Plan Amendment and Employment Agreement, respectively, which will be filed as exhibits to the Company’s Annual Report on Form 10-K to be filed with respect to the fiscal year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Airgain, Inc.

Date:	October 21, 2022	By:	/s/ Jacob Suen
Jacob Suen, President and CEO